BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING

                                                                         Three Months
                                                                             Ended
                                                                        March 31, 1999
                                                                        --------------


     Weighted average number of basic shares outstanding                  7,665,535
      Stock option plan shares to be issued at prices
        ranging from $3.39 to $18.00 per share                              869,789
      Less:   Assumed  purchase at average  market  price during
              the period using  proceeds  received upon exercise
              of options and  purchase  of stock,  and using tax
              benefits   of   compensation   due  to   premature
              dispositions                                                 (828,353)
                                                                          ---------
     Weighted average number of diluted shares outstanding                7,706,971
                                                                          =========
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